EXHIBIT 1

JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the Common Stock of Motient Corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of July 12, 2004.

HIGHLAND CAPITAL MANAGEMENT, L.P.
By:	Strand Advisors, Inc., its general partner

By:	/s/ James Dondero
Name:	James Dondero
Title:	President

STRAND ADVISORS, INC.
By:	/s/ James Dondero
James Dondero
President

/s/ James Dondero
James Dondero

PROSPECT STREET HIGH INCOME PORTFOLIO, INC.
By:	/s/ James Dondero
Name:	James Dondero
Title:	President

PROSPECT STREET INCOME SHARES INC.
By:	/s/ James Dondero
Name:	James Dondero
Title:	President

HIGHLAND LEGACY, LIMITED
By:	Highland Capital Management, L.P., its collateral manager
By:	Strand Advisors, Inc., its general partner

By:	/s/ James Dondero
Name:	James Dondero
Title:	President

HIGHLAND CRUSADER OFFSHORE PARTNERS, L.P.
By:	Highland Capital Management, L.P., its general partner
By:	Strand Advisors, Inc., its general partner

By:	/s/ James Dondero
Name:	James Dondero
Title:	President

PAMCO CAYMAN, LIMITED
By:	Highland Capital Management, L.P., its collateral manager
By:	Strand Advisors, Inc., its general partner

By:	/s/ James Dondero
	Name:	James Dondero
	Title:	President

HIGHLAND EQUITY FOCUS FUND, L.P.
By:	Highland Capital Management, L.P., its general partner
By:	Strand Advisors, Inc., its general partner

By:	/s/ James Dondero
	Name:	James Dondero
	Title:	President

HIGHLAND EQUITY FUND, L.P.
By:	Highland Capital Management, L.P., its general partner
By:	Strand Advisors, Inc., its general partner

By:	/s/ James Dondero

	Name:	James Dondero
	Title:	President